Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Form S-1 Registration Statement of CarbonMeta Technologies, Inc. (the “Company”) of our report dated July 29, 2022 relating to the consolidated financial statements of the Company for the years ended December 31, 2021 and 2020 included in this Registration Statement.

We also consent to the reference to the Firm under the heading “Experts” in such Form S-1.

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.

Freeport, New York

July 29, 2022